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                                                                 EXHIBIT 21.1

                  Subsidiaries of Internet Capital Group, Inc.


Name                                              Jurisdiction of Incorporation
----                                              ------------ -- -------------

Internet Capital Group Operations, Inc.                     Delaware
Internet Capital Group (Europe), Ltd.                    United Kingdom
ICG Holdings, Inc.                                          Delaware
ICG Japan K.K.                                               Japan
Agribuys, Inc.                                             California
Anthem/CIC Ventures Fund LP                                 Delaware
Arbinet - thexchange Inc.                                   Delaware
Blackboard, Inc.                                            Delaware
BuyMedia, Inc.                                             California
Citadon, Inc.                                              California
ClearCommerce Corporation                                   Delaware
CommerceQuest, Inc.                                         Florida
Commerx, Inc.                                               Delaware
ComputerJobs.com, Inc.                                      Georgia
Co-nect Inc. (fka Simplexis.com)                            Delaware
Context Integration, Inc.                                   Delaware
CreditTrade Inc.                                            Delaware
Delphion, Inc.                                              Delaware
eCredit.com, Inc.                                           Delaware
eMarket Capital, Inc.                                       Delaware
eMerge Interactive, Inc.                                    Delaware
eMetra Limited                                           United Kingdom
Emptoris, Inc.                                              Delaware
Entegrity Solutions Corporation                            California
FreeBorders, Inc.                                           Delaware
FuelSpot.com, Inc.                                          Delaware
GoIndustry AG                                               Germany
ICG Commerce Holdings, Inc.                                 Delaware
inreon Limited                                           United Kingdom
Internet Commerce Systems, Inc.                             Delaware
Investor Force Holdings, Inc.                               Delaware
jSky, Inc.                                                  Maryland
Jamcracker, Inc.                                            Delaware
LinkShare Corporation                                       Delaware
Logistics.com, Inc.                                         Delaware
Mobility Technologies, Inc. (fka traffic.com, Inc.)         Delaware
NetVendor Inc.                                              Delaware
OneCoast Network Holdings, Inc. (fka USgift corporation)    Georgia
OnMedica Group PLC                                        United Kingdom

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Name                                    Jurisdiction of Incorporation
----                                    ------------ -- -------------

Onvia.com, Inc.                                   Delaware
Persona, Inc.                                     Delaware
Sourceree Limited                               United Kingdom
StarCite, Inc.                                    Delaware
Surgency, Inc. (fka Benchmarking)               Massachusetts
Syncra Systems, Inc.                              Delaware
TeamOn.com, Inc.                                  Delaware
Textiles Online Marketplaces Limited             Isle of Man
Tibersoft Corporation                           Massachusetts
Universal Access Global Holdings, Inc.            Illinois
United Messaging, Inc.                            Delaware
Verticalnet, Inc.                               Pennsylvania


     Unless otherwise provided, each of the subsidiaries named above do business under the same name.



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